UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Soliciting Material Under Rule 14a-12

SUNTRUST BANKS, INC.

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On February 7, 2019, William H. Rogers, Jr., Chairman and Chief Executive Officer of SunTrust, circulated the below message and FAQ via e-mail to certain SunTrust employees:

Teammate Message from Bill Rogers:

SunTrust and BB&T Announce Plans to Merge

Feb. 7, 2019

SunTrust Teammates,

I am happy to share with you extremely exciting news for the future of our company. This morning, we announced that our Board of Directors has approved a definitive agreement through which SunTrust will combine with BB&T in an all-stock merger of equals. Through this combination, we will become one of the premier financial institutions in the country with 275 years of combined history serving clients and communities. As I have mentioned many times before, great companies don’t stand still in their quest to provide exceptional client service – today’s announcement is a testament to that and to our client first mindset.

I have been with SunTrust for my entire career. Be assured, no one is more attached to the SunTrust brand than I am – all that we stand for and all that we have done. I know that Kelly King feels likewise about BB&T. Yet, while we honor and respect our past, we elected to create a new brand that reflects our collective potential.

Kelly King and I have known each other for a long time, and I have a tremendous amount of respect for him, his leadership team and the BB&T associates. Individually, SunTrust and BB&T are incredibly strong purpose-driven companies, which is why we will be even better together as we leverage our respective strengths to respond to the ever-evolving needs of our clients. As a combined company, we will have the necessary scale and profitability to accelerate our capacity to invest in transformational technologies for our clients and teammates, which will create a sustainable competitive advantage for our business in a digital-first world.

Highlighted below are key details on the new company that reflect the equal contribution both banks will bring to the new institution:

•

Kelly King will serve as Chairman and CEO of the combined company until September 2021, at which point I will take over as the CEO of the combined company. For smooth transition, Kelly will remain Executive Chairman for six months, after which I will become Chairman and CEO. Until then, I will serve as President and COO of the combined company, effective upon closing of the transaction, which we expect to be at the end of 2019.

•	The new company will operate under a new name, which will be determined prior to closing.

•	The combined company’s Board of Directors and management team will be evenly split between the two institutions.

•

Members of the new proposed management team include Scott Case, Beau Cummins, Allison Dukes, Ellen Fitzsimmons, Ellen Koebler and Joe Thompson. I have discussed options with three of our current Executive Council members – Jorge Arrieta, Margaret Callihan and Mark Chancy – and they are not planning to move forward in their current roles to the new combined company. They are long-term outstanding leaders who are fully engaged in working through this transition.

•

The new company will establish a new corporate headquarters in Charlotte, NC. The new company’s Wholesale Banking Center will be in our hometown, Atlanta, and the new company’s Community Banking Center will be in Winston-Salem, BB&T’s current hometown.

•

Both SunTrust and BB&T will maintain a strong presence and financial commitment to their current home markets. The new company will commit to increasing each bank’s current community investment in both Winston-Salem and Atlanta.

•	The new company will establish an Innovation and Technology Hub in its new headquarters to drive transformative innovation and technology initiatives.

We believe this merger will enhance your ability to stay on the cutting edge of clients’ demands. Our two organizations are incredibly compatible, and together, further the realization of our performance promise of being the best financial services institution. Together, we will preserve and maintain our strong cultures to deliver superior client service and preserve the community bank model. We will also deliver a collective set of training, leadership and development programs to retain the industry’s top talent across our expanded career opportunities.

On Monday at 10 a.m. ET, the SunTrust leadership team and I will be hosting a webcast from Atlanta to discuss what today’s announcement means for us. Given limited seating in the Gardens Atrium, you can view the event live via webcast. Watch for a meeting notice. We’ll also post a replay on Spotlight shortly after the Town Hall for those that don’t have access to watch live. In the meantime, please visit our merger website at www.thepremierfinancialinstitution.com for further information.

I know this is a lot to take in and you probably have many questions, which we will endeavor to answer as we move through this process. Please know that details on how our combined company will operate will be worked out in the coming weeks and months, and will be determined by an integration team made up equally of members from BB&T and SunTrust. I promise to keep you updated with key developments.

For now, it is important to remember that until the close of the transaction, SunTrust and BB&T will operate as two separate companies. I am going to rely on you to continue providing the exceptional service our clients have come to expect of us.

I am extremely excited for what this means for SunTrust and our future. You will all play a pivotal role in ensuring this merger is a success for our clients, communities and your fellow teammates. Thank you for your continued commitment, focus and hard work. I look forward to meeting with many of you at the Town Hall and over the next few weeks to discuss our bright future.

Bill

Teammate FAQ regarding SunTrust and BB&T Plans to Merge

Feb. 7, 2019

What does the announcement mean for SunTrust?

SunTrust will combine with BB&T in an all-stock merger of equals creating a premier financial institution with 275 years of combined history in serving clients and communities.

Merging with BB&T will allow us to leverage each company’s respective strengths to respond to the ever-evolving needs of our clients. As a combined company, we will have the necessary scale and profitability to accelerate our capacity to invest in transformational technologies for our clients, which will create a sustainable competitive advantage for our business.

What does this mean for me?

For now, it is important to remember that until the close of the transaction, which is expected to occur in the fourth quarter of 2019, SunTrust and BB&T will operate as two separate companies and we should continue business as usual.

A capable integration team made up equally of members from BB&T and SunTrust will be making numerous decisions that will determine how our combined company will operate. We will keep you updated with key developments.

Who will run the new company?

Both SunTrust and BB&T’s leaders will play vital leadership roles in the combined company. The combined company’s Board of Directors and management team will be evenly split between the two institutions.

Kelly King, BB&T Chairman & CEO, will serve as Chairman & CEO of the combined company until Sept. 12, 2021 after which he will serve as Executive Chairman for six months. Upon close, Bill Rogers, SunTrust Chairman & CEO, will serve as the combined company President & COO until Sept. 12, 2021 after which he will become CEO for six months and then will become Chairman & CEO.

Members of the new proposed management team include Scott Case, Beau Cummins, Allison Dukes, Ellen Fitzsimmons, Ellen Koebler and Joe Thompson. Three of our current Executive Council members – Jorge Arrieta, Margaret Callihan and Mark Chancy – will not be planning to move forward in their current roles to the new combined company.

What is the name of the combined company?

In a reflection of the equal contribution both banks bring to the new institutions, the companies will operate under a new name, which will be determined prior to closing. We have a dedicated team in place with equal representation of leadership from both sides who will work through this process as part of the integration.

Where will the new company be headquartered?

The new company will establish a new corporate headquarters in Charlotte, NC. The new company’s Wholesale Banking Center will be in our hometown, Atlanta, and the new company’s Community Banking Center will be in Winston-Salem, BB&T’s current hometown. The new company will also establish an Innovation and Technology Hub in its new headquarters to drive transformative innovation and technology initiatives.

What can I expect in terms of integration? How long will it take? Will integration be complete in Q4 when the transaction is expected to close?

Integration won’t formally begin until we close the transaction. We will put capable integration teams in place with equal representation of leadership from both companies and they will be handling these decisions and will be drawing upon the very best of both organizations to incorporate the best talent, processes and systems. Our goal is to complete integration shortly following the expected close of the transaction in the fourth quarter of 2019.

When will I get updates on integration? How often?

When the integration team has news to share, we will share information with teammates.

Is my job safe? Are branches going to close?

SunTrust and BB&T remain separate companies until the transaction is complete. Capable integration teams with equal representation of leadership from both companies will be handling these decisions and will be drawing upon the very best of both organizations to incorporate the best talent, processes and systems.

How will my day-to-day job change? Will my reporting structure change? Will there be layoffs?

For now, it remains business as usual. SunTrust and BB&T remain separate companies until the transaction is complete. We will both run our respective businesses to deliver for our clients.

Do I need to update my LinkedIn, email address, business card, etc.?

For now, it remains business as usual. SunTrust and BB&T remain separate companies until the transaction is complete.

What impact will this have on my compensation and benefits?

For now, it remains business as usual. SunTrust and BB&T remain separate companies until the transaction is complete.

Are there opportunities for me available at other locations?

It is too soon to answer that right now.

What does this mean for our Purpose or the onUp movement?

For now, it remains business as usual and nothing changes regarding our Purpose and onUp movement. We expect the shared culture and focus of our institutions will only continue to advance financial well-being.

What does this mean for SunTrust Park?

This does not change our commitment to SunTrust Park. In a reflection of the equal contribution both banks bring to the new institutions, the companies will operate under a new name, which will be determined prior to closing. However, for now, it remains business as usual. SunTrust and BB&T remain separate companies until the transaction is complete. It is too early to determine whether changes may occur after the transaction closes.

What is Kelly King like? How do I know he will respect our culture?

Bill Rogers and Kelly King have known each other for a number of years and have tremendous respect for each other and their respective institutions. Our cultures are compatible – we share the same mission and purpose-driven mindset – and together we will take the best of our cultural pasts to propel us toward becoming the best bank of the future.

What is the culture of BB&T like? How will we fit together?

Our compatible cultures share the same mission and purpose-driven mindset, and both will only be enhanced through this combination. Our shared culture embraces the disruption of technology and we will take this innovative mindset to drive a sustainable competitive advantage and expand our leadership in the next chapter of these historic brands.

Will this transaction change the services we offer? How?

Our services will only be enhanced as a result of this transaction. As a standalone company, we are strong, but together with BB&T we can create the premier financial institution of the future. With enhanced scale and financial strength, the combined company will accelerate investment in transformative technology to embrace disruption and create a more distinctive client experience.

Who should I contact if I have questions? Where can we go if more questions aren’t answered here?

You can ask additional questions by accessing Spotlight on our intranet. Also, if you would like additional information about the transaction, you can also visit thepremierfinancialinstitution.com.

What should I do if someone from the media calls me to ask about the merger?

Per our normal media policies, please refrain from commenting to the media. If the media calls, direct them to Mike McCoy at (404) 588-7230 or Michael.mccoy@suntrust.com.

What should I say to clients or community members with concerns as a result of the merger?

We will be providing you with talking points and an FAQ to use in your conversations with clients or community members. If they are looking for additional information, please direct them to thepremierfinancialinstitution.com.

Please do not forward or distribute outside the company.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of BB&T and SunTrust. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BB&T’s and SunTrust’s current expectations and assumptions regarding BB&T’s and SunTrust’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect BB&T’s or SunTrust’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BB&T and SunTrust, the outcome of any legal proceedings that may be instituted against BB&T or SunTrust, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BB&T and SunTrust do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of BB&T and SunTrust successfully, and the dilution caused by BB&T’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of BB&T and SunTrust disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BB&T, SunTrust and factors which could affect the forward-looking statements contained herein can be found in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2018, June 30, 2018 and September 30, 2018, and its other filings with the Securities and Exchange Commission (“SEC”), and in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2018, June 30, 2018 and September 30, 2018, and its other filings with the SEC.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger with SunTrust, BB&T will file with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the merger. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of BB&T and SunTrust seeking their approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971.

Participants in the Solicitation

BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2018 Annual Meeting of Shareholders filed with the SEC on March 15, 2018, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2018 Annual Meeting of Shareholders filed with the SEC on March 9, 2018, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.